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                                                                    Exhibit 99.4


                       AMERICAN REAL ESTATE PARTNERS, L.P.
                       AMERICAN REAL ESTATE FINANCE CORP.

                        OFFER TO EXCHANGE ALL OUTSTANDING
                   $353,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          8 1/8% SENIOR NOTES DUE 2012
              (CUSIP NOS. 029171 AA 3, U02919 AA 3 AND 029171 AB 1)
                                 IN EXCHANGE FOR
                   $353,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          8 1/8% SENIOR NOTES DUE 2012
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                  PURSUANT TO THE PROSPECTUS DATED _____, 2004

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      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME ON ________, 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

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TO:   BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

      American Real Estate Partners, L.P., a Delaware limited partnership ("AREP"), and American Real Estate Finance Corp., a Delaware Corporation ("AREP Finance," and together with AREP, the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated _____, 2004 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") the Company's 8 1/8% Senior Notes due 2012 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for the Company's outstanding 8 1/8% Senior Notes due 2012 (the "Private Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company and American Real Estate Holdings Limited Partnership, a Delaware limited partnership ("AREH," or the "Guarantor"), contained in the Registration Rights Agreement, dated May 12, 2004, among the Company, the Guarantor and Bear, Stearns & Co. Inc., as initial purchaser.

      We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:

      1.    Prospectus dated ______, 2004;

      2. The Letter of Transmittal for your use and for the information of your clients;

      3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Private Notes are not immediately available or time will not permit all required documents to reach Wilmington Trust Company prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

      4. A form of letter which may be sent to your clients for whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu of), with any required signature guarantees and any other required documents, should be sent to the Wilmington Trust Company, and certificates representing the Private Notes should be delivered to the


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Wilmington Trust Company, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      If a holder desires to tender Private Notes pursuant to the Exchange Offer but the Private Notes are not immediately available, or time will not permit this Letter of Transmittal, the certificates representing Private Notes or other required documents to reach the Wilmington Trust Company on or before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such holder may effect a tender of such Private Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

      Any transfer taxes incident to the transfer of Private Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, at Wilmington Trust Company's address and telephone number set forth on the front of the Letter of Transmittal.

                        Very truly yours,


                        American Real Estate Partners, L.P.
                        American Real Estate Finance Corp.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR WILMINGTON TRUST COMPANY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OR EITHER THE COMPANY OR WILMINGTON TRUST COMPANY WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures